UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 13, 2023

Partners Bancorp

(Exact name of registrant as specified in its charter)

Maryland	001-39285	52-1559535
(State or other jurisdiction	(Commission file number)	(IRS Employer
of incorporation)		Identification No.)

2245 Northwood Drive, Salisbury, Maryland 21801

(Address of Principal Executive Offices) (Zip Code)

Registrant's telephone number, including area code: (410) 548-1100

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (See General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	PTRS	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). ☐

Emerging growth company. ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01 Other Events.

On October 13, 2023, Partners Bancorp (the “Company”) and LINKBANCORP, Inc. (“LINK”) issued a joint press release announcing the receipt of required regulatory approvals from the Federal Deposit Insurance Corporation, the Pennsylvania Department of Banking and Securities, the Virginia State Corporation Commission, the Delaware Office of the State Bank Commissioner and the Maryland Office of the Commissioner of Financial Regulation in order to complete the previously announced merger of equals transaction under which the Company will merge with and into LINK in an all-stock transaction, with LINK as the surviving corporation in accordance with the Agreement and Plan of Merger, dated as of February 22, 2023 by and between LINK and the Company (the “Merger”). In connection with the Merger, The Bank of Delmarva and Virginia Partners Bank, the wholly-owned operating subsidiaries of the Company, will each merge with and into LINKBANK, the wholly-owned operating subsidiary of LINK, with LINKBANK as the surviving sole bank subsidiary of LINK. The Merger, which was previously approved by the shareholders of each company, remains subject to the approval of the Board of Governors of the Federal Reserve System and other customary closing conditions. LINK anticipates closing the Merger in the fourth quarter of 2023. A copy of the joint press release is attached hereto as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Number	Description
99.1	Joint Press Release dated October 13, 2023.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Partners Bancorp

Date: October 13, 2023	By:	/s/ John W. Breda
John W. Breda
President and Chief Executive Officer

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